Exhibit 99.1

NEWS RELEASE Atlanta, Georgia February 2, 2011
EMS Technologies Comments on MMI Nominations
ATLANTA — Feb. 2, 2011 — EMS Technologies, Inc. (NASDAQ: ELMG) (“EMS”) today provided the following statement in response to MMI Investments’ announcement that it has submitted a slate of four director nominees for election to the EMS Board of Directors at the 2011 annual meeting of stockholders.
“We strongly believe EMS is well positioned for growth and is executing well, as evidenced by our announcement issued earlier today that we now expect to deliver record-setting Adjusted EBITDA for the fourth quarter and full year 2010, and Adjusted EPS of $0.90 for the full year, at the top of our previously announced guidance range. In addition, we expect to report record quarterly sales and strong positive cash flow from continuing operations for the fourth quarter.
“These results reflect the benefits of the steps we have taken to drive improved performance and position EMS to capitalize on emerging opportunities in our rapidly evolving marketplace, including the appointment of a new CEO just over a year ago. These initiatives are part of a clear strategic plan, executed under the oversight of our experienced directors who are committed to delivering shareholder value, and resulted in stock appreciation of 39% in 2010.”
The EMS Board comprises ten directors with a broad array of qualifications, including extensive industry and executive level public company experience. The Board includes three new directors added in the last 19 months. The Board and management team believe that the EMS directors are well qualified to further advance the interests of the Company’s shareholders, as well as its employees and customers.
BofA Merrill Lynch is serving as financial advisor, and King & Spalding LLP is serving as legal counsel to EMS and its Board of Directors.
Non-GAAP Measures
This press release contains information regarding our earnings from continuing operations before interest expense, income taxes, depreciation and amortization and excluding impairment-related charges, acquisition-related items and stock-based compensation (“Adjusted EBITDA”). The press release also references earnings per share from continuing operations, excluding impairment-related charges, acquisition-related items, and adjustments, if any, for changes to the valuation allowance for deferred tax assets resulting from changes in judgment about the potential realization of these assets (“Adjusted Earnings Per Share”). The Company believes that earnings that are based on these non-GAAP financial measures provide useful information to investors, lenders and financial analysts because (i) these measures are more comparable with the results for prior fiscal periods, and (ii) by excluding the potential volatility related to the timing and extent of non-operating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities. Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with
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NEWS RELEASE (Continued) Atlanta, Georgia February 2, 2011
debt covenants. Management further considers Adjusted EBITDA an important indicator of operational strengths and performance of its businesses. EBITDA measures are used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and evaluate performance.
Management believes that Adjusted EBITDA facilitates comparisons of our results of operations with those of companies having different capital structures. In addition, a measure similar to Adjusted EBITDA is a component of our bank lending agreement, which requires certain levels of Adjusted EBITDA to be achieved by the Company. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because EBITDA and adjustments to EBITDA are not determined consistently by all entities, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
We have not provided a quantitative reconciliation of projected Adjusted EBITDA or Adjusted Earnings Per Share. Not all of the information necessary for quantitative reconciliation is available to us prior to the completion of the closing process for the fourth quarter, without unreasonable efforts; this is due primarily to variability and difficulty in making accurate detailed forecasts and projections. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.
About EMS Technologies, Inc.
EMS Technologies, Inc. (NASDAQ: ELMG) is a leading provider of wireless connectivity solutions over satellite and terrestrial networks. EMS keeps people and systems connected, wherever they are — on land, at sea, in the air or in space. Serving two broad market sectors — Aero Connectivity and Global Resource Management, EMS products and services enable universal mobility, visibility and intelligence.
Forward-Looking Statements and Information
Statements contained in this press release, including statements regarding the Company’s expectations for its financial results for 2010, are forward-looking statements. Management’s expectations for 2010 reflect management’s current expectations. There can be no assurance that actual financial results will not differ materially from the most current estimates as a result of a wide variety of factors, including completing the closing process for 2010 and our annual audit. We discussed factors that may cause our actual results to differ from management’s current expectation for our 2010 financial results in a press release issued earlier today. We encourage you to review the items discussed in that release. Other factors that could impact our actual results include, but are not limited to those identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as other risks and uncertainties discussed under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the other periodic reports we have filed with the SEC.
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NEWS RELEASE (Continued) Atlanta, Georgia February 2, 2011
Additional Information and Where To Find It
In connection with the proxy contest initiated by MMI Investments, L.P., the Company will be filing documents with the SEC, including the filing by the Company of a proxy statement. Shareholders are urged to read the Proxy Statement for the 2011 Annual Meeting of Shareholders when it becomes available, as well as other documents filed with the SEC, because they will contain important information. The final Proxy Statement will be mailed to stockholders of the Company. Shareholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the Company’s website (www.ems-t.com) under the heading “Investor Relations”, the SEC’s website at (www.sec.gov), or by contacting the Company at 770-729-6512.
Participants in the Solicitation of Proxies
The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2011 Annual Meeting of Shareholders. Information concerning such participants is available in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the SEC on April 5, 2010. Shareholders are advised to read the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.
CONTACTS:
Sard Verbinnen & Co
Denise DesChenes / Robin Weinberg
(212) 687-8080
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